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                                                                    EXHIBIT 15.1

                   AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re:   Pride International, Inc.
               PM Merger, Inc.
               Registration Statement on Form S-4

         We are aware that our report dated May 8, 2001 on our review of interim financial information of Pride International, Inc. (the "Company") as of March 31, 2001 and for each of the three-month periods ended March 31, 2001 and 2000 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2001 is incorporated by reference in this Registration Statement on Form S-4. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of this Registration Statement prepared or certified by us within the meanings of Sections 7 and 11 of that Act.

Very truly yours,

PricewaterhouseCoopers LLP

Houston, Texas
August 1, 2001